Exhibit 10.2

May 4, 2021

Athenex, Inc.

Conventus Building

1001 Main Street, Suite 600

Buffalo, NY 14203

Attention: Teresa Bair, Vice President, Legal Affairs & Corporate Development

Re:	Lock-up Agreement

Ladies and Gentlemen:

This Lock-up Agreement (this “Lock-Up Agreement”) is executed in connection with the Agreement and Plan of Merger the “Merger Agreement”) by and among Athenex, Inc., a Delaware corporation (“Parent”), Athenex Pharmaceuticals LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), Kuur Therapeutics, Inc., a Delaware corporation (“Company”), the Merger Stockholders, the Key Employees, the Independent Company Directors and Shareholder Representative Services LLC, solely in its capacity as the Representative, dated as of May 4, 2021. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

As a material condition to the willingness of, and as an inducement to, Parent and the Merger Sub to enter into the Merger Agreement and to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably, by executing this Lock-Up Agreement, agrees that, during the Lock-Up Period, the undersigned will not: (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Parent common stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or any other securities convertible into or exercisable or exchangeable for Parent common stock, in each case, that are currently or hereafter owned of record or beneficially (including as a custodian) by the undersigned (in each case of the foregoing, solely to the extent that such shares of Parent common stock are Restricted Shares (as defined below); (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Restricted Shares or such other securities, in cash or otherwise; (c) make any demand for, or exercise any right with respect to, the registration of any Restricted Shares or any security convertible into or exercisable or exchangeable for Restricted Shares; or (d) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”). For purposes of this Lock-up Agreement, the “Lock-Up Period” means, with respect to the shares of Parent Consideration Stock issued to the undersigned in satisfaction of the Closing Consideration on the Closing Date and/or any Positive Working Capital Adjustment (the “Restricted Shares”), each of: (i) the period commencing on the Closing Date to and including the date that is 90 days following the Closing Date with respect to one-third (1/3) of the Restricted Shares; (ii) the period commencing on the Closing Date to and including the date that is 180 days following the Closing Date with respect to one-third (1/3) of the Restricted Shares; and (iii) the period commencing on the Closing Date to and including the date that is 270 days following the Closing Date with respect to all remaining Restricted Shares.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging, at any time during the Lock-Up Period, in any hedging or other transaction with respect to the Restricted Shares which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Restricted Shares or the voting power associated therewith even if such Restricted Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Restricted Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Restricted Shares.

Notwithstanding the foregoing, the restrictions on transfer set forth in this Lock-Up Agreement shall not apply to:

a.	transfers of the Restricted Shares:

i.

if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned or (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including, without limitation, upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders);

ii.	as a bona fide gift to a charitable organization;

iii.	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

iv.	by operation of law; or

v.	with the prior written consent of Parent

provided that, (A) in the case of any transfer or distribution pursuant to this clause (a)(i), (a)(ii) or (a)(iii) such transfer is not for value and (B) each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Parent a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Parent common stock that have been so transferred or distributed;

b.	transactions relating to shares of Parent common stock or other securities, provided that such securities are acquired in open market transactions after the Closing Date; or

c.

the following transfers: (i) transfers at any time in connection with a tender or exchange offer of Parent common stock to a third party seeking to acquire control of Parent, or a transaction as to which Parent has entered a definitive agreement (including, for the avoidance of doubt, any merger, consolidation or similar transaction involving Parent) or publicly announced its support of which, if effected, would result in a person or entity or group of related persons or entities acquiring securities of Parent representing a majority of the voting power of all of the outstanding securities of Parent; or (ii) transfers required by any rule, regulation, order, writ or decree of any governmental or regulatory authority or agency.

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Parent. The undersigned also agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the Restricted Shares except in compliance with the foregoing restrictions.

The undersigned further represents and agrees that it has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of the Restricted Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Restricted Shares or any related securities.

It is understood that, unless earlier terminated by the mutual written consent of the parties hereto, this Lock-Up Agreement shall terminate automatically and in its entirety, without any notice or other action of any person, (i) on the date that is 90 days following the Closing Date with respect to one-third (1/3) of the Restricted Shares, (ii) on the date that is 180 days following the Closing Date with respect to one-third (1/3) of the Restricted Shares, and (iii) on the date that is 270 days following the Closing Date with respect to all remaining Restricted Shares. Upon termination of this Lock-Up Agreement, no party shall have any further obligations or liabilities under this Lock-Up Agreement; provided, that nothing in this paragraph shall relieve any party from any liability for breach of this Lock-Up Agreement.

All disputes, claims or controversies arising out of or relating to this Lock-Up Agreement, or the negotiation, execution, validity or performance of this Lock-Up Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Delaware Court of Chancery or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) for any litigation arising out of or relating to this Lock-Up Agreement, or the negotiation, validity or performance of this Lock-Up Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LOCK-UP AGREEMENT, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

No provision in this Lock-Up Agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Restricted Shares, as applicable; provided that the undersigned does not transfer the Restricted Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this Lock-Up Agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Restricted Shares subject to the Lock-Up Period) or a sale of 100% of the undersigned’s equity securities or a merger or other similar transaction involving the undersigned.

This Lock-Up Agreement may not be amended, modified, revoked or terminated in any respect without the written consent of the undersigned and Parent.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Lock-Up Agreement.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document. This Lock-Up Agreement may be executed by facsimile or email signatures.

All notices, requests, claims, demands and other communications under this Lock-Up Agreement will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing written proof of delivery) or via facsimile (providing written proof of transmission), and to the undersigned at the address set forth on the signature page hereto (or at such other address for a party as specified by like notice).

[Remainder of Page Intentionally Left Blank.]

This Lock-Up Agreement is executed as of the date first set forth above.

Very truly yours,

IP2IPO PORTFOLIO L.P., ACTING BY ITS GENERAL PARTNER IP2IPO PORTFOLIO (GP) LIMITED:

By:	/s/ Sam Williams
Name:	Sam Williams
Title:	Managing Partner

TOUCHSTONE INNOVATIONS BUSINESSES LLP (IP GROUP):

By:	/s/ Sam Williams
Name:	Sam Williams
Title:	Managing Partner

Acknowledged and agreed to as of

the date written above:

ATHENEX, INC.

By:	/s/ Johnson Y.N. Lau
Name:	Johnson Y.N. Lau
Title:	Chief Executive Officer and Board Chairman

[Signature Page to Lock-Up Agreement]